DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 88701-4299 (775) 684 5706 Website: secretaryofstate.biz	FILED # C26766-2001 JAN 31 2005 IN THE OFFICE OF DEAN HELLER, SECRETARY OF STATE

Certificate of Change Pursuant to NRS 78.209

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

SINEWIRE NETWORKS INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Two Hundred Million (200,000,000) shares of common stock with a par value of $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

One Billion (1,000,000,000) shares of common stock with a par value of $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The Corporation shall issue five (5) shares of common stock for every one (1) share of common stock issued and outstanding immediately prior to the effective date of the Forward Stock Split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

N/A

7. Effective date of filing (optional): ___________________

8. Officer Signature:	/s/ Patrick Ward Signature	PRESIDENT Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.